Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 7, 2005

MICROMUSE INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23783	943288385
(Commission File Number)	(IRS Employer Identification Number)

139 Townsend Street

San Francisco, California 94107

(Address of Principal Executive Offices, Including Zip Code)

(415) 343-7600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 7, 2005, Micromuse Inc. entered into an Agreement and Plan of Merger by and among Micromuse Inc., Sydney Acquisition Inc. (a subsidiary of Micromuse) and Quallaby Corporation, a privately held software company based in Lowell, Massachusetts. Pursuant to the merger agreement, and subject to satisfaction or waiver of the conditions set forth in the merger agreement, Micromuse has agreed to acquire Quallaby for $33 million in cash and to assume and convert outstanding options to purchase Quallaby common stock into options to acquire Micromuse common stock as adjusted for the value of the per share merger consideration. The merger is subject to closing conditions. The merger agreement permits Micromuse or Quallaby to terminate the agreement if the merger has not been consummated on or before June 30, 2005, and sets forth other termination rights of each party. The foregoing summary is not a complete description of the merger agreement and is qualified in its entirety by reference to the merger agreement filed as Exhibit 2.1 to this Form 8-K and incorporated in this Item 1.01 by this reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibit:

2.1 Agreement and Plan of Merger by and among Micromuse Inc., Sydney Acquisition Inc. (subsidiary of Micromuse) and Quallaby Corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROMUSE INC.

Date: April 13, 2005
	By:	/s/ Nell O’Donnell
	Name:	Nell O’Donnell
	Title:	Senior Vice President and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Micromuse Inc., Sydney Acquisition Inc. (subsidiary of Micromuse) and Quallaby Corporation*

*	The exhibits and schedules listed in the table of contents in this exhibit are omitted but will be furnished to the Securities and Exchange Commission supplementally upon request.

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